                                                                 Exhibit (d)(ix)

February 25, 2005

Evelyn Dilsaver
President and Chief Executive Officer
Schwab Capital Trust
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab Family of Funds

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

FUND                                            NET OPERATING     GUARANTEED
                                                EXPENSE LIMIT     THROUGH

SCHWAB MONEY MARKET FUND                        74 bps            12/31/05
                                                73 bps            1/1/06 through
                                                                  12/31/06

SCHWAB GOVERNMENT MONEY FUND                    75 bps            4/29/06


SCHWAB U.S. TREASURY MONEY FUND                 65 bps            4/29/06

SCHWAB MUNICIPAL MONEY FUND -- SWEEP SHARES     65 bps            4/29/06

SCHWAB CALIFORNIA MUNICIPAL MONEY FUND --       65 bps            4/29/06
SWEEP SHARES

SCHWAB NEW YORK MUNICIPAL MONEY FUND --         65 bps            4/29/06
SWEEP SHARES

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND          65 bps            4/29/06

SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUNDS       65 bps            4/29/06

SCHWAB FLORIDA MUNICIPAL MONEY FUND             65 bps            4/29/06

SCHWAB MASSACHUSETTS MUNICIPAL MONEY FUND       65 bps            4/29/06

SCHWAB VALUE ADVANTAGE MONEY FUND --            45 bps            4/29/06
INVESTOR SHARES

FUND                                            NET OPERATING     GUARANTEED
                                                EXPENSE LIMIT     THROUGH

SCHWAB MUNICIPAL MONEY FUND -- VALUE             45 bps            4/29/06
ADVANTAGE SHARES

SCHWAB CALIFORNIA MUNICIPAL MONEY FUND --        45 bps            4/29/06
VALUE ADVANTAGE SHARES

SCHWAB NEW YORK MUNICIPAL MONEY FUND --          45 bps            4/29/06
VALUE ADVANTAGE SHARES

SCHWAB VALUE ADVANTAGE MONEY FUND --             24 bps            4/29/06
INSTITUTIONAL SHARES

SCHWAB VALUE ADVANTAGE MONEY FUND -- SELECT      35 bps            4/29/06
SHARES

SCHWAB RETIREMENT ADVANTAGE MONEY FUND           49 bps            4/29/06

SCHWAB GOVERNMENT CASH RESERVES FUND             65 bps            4/29/06

SCHWAB MUNICIPAL MONEY FUND -- INSTITUTIONAL     24 bps            4/29/06
SHARES

SCHWAB MUNICIPAL MONEY FUND -- SELECT SHARES     35 bps            4/29/06

SCHWAB ADVISOR CASH RESERVES -- SWEEP SHARES     69 bps            4/29/06

SCHWAB ADVISOR CASH RESERVES -- PREMIER          59 bps            4/29/06
SWEEP SHARES

SCHWAB CASH RESERVES                             69 bps            4/29/06

Sincerely,

/s/ Stephen B. Ward                       /s/ Pamela Saunders
--------------------------------------    -------------------
    Stephen B. Ward                       Pamela Saunders
    Senior Vice President and Chief       Vice President, Proprietary Funds
    Investment Officer, Charles Schwab    Charles Schwab & Co., Inc.
    Investment Management, Inc.

cc:   Felton, Koji
      Gao, Zuogang
      Hand, Greg
      Lee, Mei-Luh
      Lei, Daisy
      Norman, Jen
      Pereira, George
      Stuart, Jody